Exhibit 2(n)

Consent of independent registered public accounting firm

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated May 31, 2005, except for Note 4 as to which the date is June 27, 2005, relating to the financial statement of Kayne Anderson Energy Total Return Fund, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
June 27, 2005